ABERDEEN STANDARD PRECIOUS METALS BASKET ETF TRUST 8-K

 Exhibit 10.2

SECOND AMENDMENT TO THE

UNALLOCATED ACCOUNT AGREEMENT

OF

Aberdeen Standard Precious Metals Basket ETF Trust

(formerly, ETFS PRECIOUS METALS BASKET TRUST)

This Second Amendment to the Unallocated Account Agreement (this “Amendment”) of the Aberdeen Standard Precious Metals Basket ETF Trust (formerly, ETFS Precious Metals Basket Trust) (the “Trust”), dated as of June 5, 2020, is made by and between JPMorgan Chase Bank, N.A., as the custodian of the Trust (the “Custodian”), and The Bank of New York Mellon, a New York banking corporation, as the trustee of the Trust (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Custodian and the Trustee are parties to the Unallocated Account Agreement dated as of October 18, 2010, as amended as of October 1, 2018 (the “Agreement”), which established an unallocated bullion account in the Trustee’s name for the Trust; and

WHEREAS, pursuant to Section 14.5 of the Agreement, the Custodian and the Trustee desire to amend the Agreement to extend the term thereof.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

1.	(a) Amendment to Section 12.2 of the Agreement. The first paragraph of Section 12.2 is hereby deleted in its entirety and replaced with the following:

Term: This Agreement shall have a term ending on December 31, 2021 and, at the end of such term and any subsequent term, shall automatically renew for a term of one year unless terminated by the parties in accordance with this clause 12; provided that during such periods this Agreement may be terminated immediately upon written notice as follows:

(b) For the avoidance of doubt, items (1) through (6) of Section 12.2 remain unchanged.

2.

The amendments contemplated by this Amendment shall, upon execution of this Amendment by the Custodian and the Trustee, be effective as of the date first written above, and no further action shall be required to make such amendments effective.

3.

Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

4.

This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, English law.

5.

Except as otherwise specified in this Amendment, or as the context may otherwise require, capitalized terms shall have the meaning ascribed to them in the Agreement.

6.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile and electronic counterpart signatures shall be acceptable and binding.

7.

Pursuant to Section 5.5(a) of the Depositary Trust Agreement of the Trust, dated as of October 18, 2010, as amended, the Sponsor hereby approves of the Trustee entering into this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

JPMorgan Chase Bank, N.A.,

as Custodian

/s/ David Nahmanovici
Name: David Nahmanovici
Title: Managing Director

The Bank of New York Mellon,

solely in its capacity as Trustee and not individually

/s/ Patrick Griffin
Name: Patrick Griffin
Title: Vice President

Aberdeen Standard Investments ETFs Sponsor LLC

(formerly, ETFS Securities USA LLC),

solely as to paragraph 7

/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

[Signature Page to Second Amendment to Unallocated Account Agreement]

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